Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of SuperCom Ltd. (the “Company”) on Form 20-F for the period ended December 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Arie Trabelsi, Chief Executive Officer and acting Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Arie Trabelsi
Arie Trabelsi*
Chief Executive Officer and acting Chief Financial Officer

November 27, 2020

This Certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

* The originally executed copy of this Certification will be maintained at the Company’s offices and will be made available for inspection upon request.